SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2010
SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	File No. 001-13251	52-2013874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
12061 Bluemont Way, Reston, Virginia 20190
(Address if principal executive offices)(zip code)
Registrant’s telephone number, including area code: (703) 810-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
      SLM Corporation (the “Company”) held its annual shareholders’ meeting on May 13, 2010. At the annual meeting, our shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) approved the amendment to its equity compensation plans to allow a one-time stock option exchange program excluding directors and named executive officers, and (iii) ratified the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for 2010.
      Our independent inspector of elections reported the vote of the shareholders as follows:
      Proposal 1: Election of Directors.

				BROKER
	FOR	AGAINST	ABSTAIN	NON-VOTES

Ann Torre Bates	403,333,453	10,120,563	103,675	25,791,504
W. M. Diefenderfer III	404,059,979	9,401,062	96,650	25,791,504
Diane Suitt Gilleland	403,091,923	10,381,492	84,276	25,791,504
Earl A. Goode	406,764,586	6,697,387	95,718	25,791,504
Ronald F. Hunt	403,953,804	9,515,051	88,836	25,791,504
Albert L. Lord	404,117,195	9,355,269	85,227	25,791,504
Michael E. Martin	406,734,151	6,707,218	116,322	25,791,504
Barry A Munitz	403,437,452	10,010,279	109,960	25,791,504
Howard H. Newman	406,989,615	6,451,787	116,289	25,791,504
A. Alexander Porter, Jr.	387,680,017	25,788,140	89,534	25,791,504
Frank C. Puleo	407,008,775	6,353,061	195,855	25,791,504
Wolfgang Schoellkopf	402,684,389	10,766,856	106,446	25,791,504
Steven L. Shapiro	403,322,421	10,143,393	91,877	25,791,504
J. Terry Strange	406,778,952	6,684,165	94,574	25,791,504
Anthony P. Terracciano	406,984,938	6,477,388	95,365	25,791,504
Barry L. Williams	403,456,169	10,010,391	91,131	25,791,504

     Proposal 2: Amendment to Equity Compensation Plans to Allow a One-Time Stock Option Exchange Program.

			Broker
Votes FOR	Votes AGAINST	Votes ABSTAIN	Non-Votes
365,654,973	47,524,488	378,230	25,791,504
     Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.

			Broker
Votes FOR	Votes AGAINST	Votes ABSTAIN	Non-Votes
433,417,398	5,835,381	96,416	0
SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Dated: May 19, 2010	By:	/s/ Mark L. Heleen
		Name:	Mark L. Heleen
		Title:	Executive Vice President and General Counsel

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